UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On June 14, 2018, TPG Specialty Lending, Inc. (“the Company”) issued $50 million aggregate principal amount of 4.50% Convertible Notes due 2022 (the “Notes”). The Notes have identical terms, are fungible with and are a part of a single series with the outstanding $115 million aggregate principal amount of the Company’s 4.50% Convertible Notes due 2022 issued in February 2017 in a private offering (the “Existing Notes”). The Notes were issued pursuant to an indenture, dated February 1, 2017 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated June 19, 2018 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The sale of the Notes generated net proceeds of approximately $49.1 million.

The Company has also granted the underwriters an option to purchase up to an additional $7.5 million aggregate principal amount of the Notes to cover over-allotments, if any.

The Company today used the net proceeds of this offering to pay down debt under its revolving credit facility.

The Notes mature on August 1, 2022 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms. The Notes bear interest at a rate of 4.50% per year payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2018. The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to the close of business on the business day immediately preceding February 1, 2022, holders may convert their Notes only under certain circumstances set forth in the Indenture. On or after February 1, 2022 until the close of business on the scheduled trading day immediately preceding the Maturity Date, holders may convert their Notes at any time. Upon conversion, the Company will pay or deliver, as the case may be, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock. The conversion rate on the Existing Notes when issued in February 2017 was initially 46.8516 shares of common stock per $1,000 principal amount of Existing Notes (equivalent to an initial conversion price of approximately $21.34 per share of common stock). After giving effect to certain adjustments, as of the date hereof, the conversion rate on the Notes is 47.5093 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $21.05 per share of common stock). The conversion rate will be subject to further adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the conversion rate will be increased for converting holders.

It is the Company’s current intent and policy to settle conversions through a combination of cash and shares of its common stock with a specified dollar amount of $1,000, and the Company expects to account for the Notes using the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes are not included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount.

The Company may not redeem the Notes at its option prior to maturity. No sinking fund is provided for the Notes. In addition, if certain corporate events occur in respect of the Company, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the required repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes were offered and sold pursuant to the Registration Statement on Form N-2 (File No. 333-223986), the preliminary prospectus supplement filed with the Securities and Exchange Commission on June 14, 2018 and the pricing term sheet filed with the Securities and Exchange Commission on June 14, 2018. The transaction closed on June 19, 2018.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture (including the Form of the 4.50% Notes due 2022), filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 1, 2017, and the full text of the First Supplemental Indenture, filed as an exhibit hereto, and in each case incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of June 19, 2018, between TPG Specialty Lending, Inc. and Wells Fargo Bank, National Association, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: June 19, 2018	By:	/s/ Ian T. Simmonds
Ian Simmonds
Chief Financial Officer